EXHIBIT 10.2


                                 PROMISSORY NOTE


Amount:____________________________                      Rocklin, California
                                                         Date: _________________



     For the value received, the undersigned, International DisplayWorks, Inc., a Delaware corporation, with its headquarters located at 599 Menlo Drive, Suite 200, Rocklin, California 95765 (the "Maker"), promises to pay to ___________ _____________________________________________________, _________________________
________________________ or such other place as the holder hereof may designate, the principal sum of _____________________Dollars ($__________), with interest from the date hereof on unpaid principal at the rate of 12.00%, simple interest per annum, based upon a 360 day year, (the "Interest Rate").

     1. The Note. The principal balance of the Note, which is outstanding and unpaid from time to time, is referred to as the "Principal Amount."

     2. Interest Rate. The Interest Rate shall be calculated using the actual number of days elapsed divided by 360. If the amount of interest payable on any date under this Note would exceed the maximum amount permitted by applicable law or regulation, then the amount of interest payable on such date shall be reduced automatically to such maximum amount.

     3. Repayment. Accrued interest ("Monthly Payment") shall be payable in arrears monthly on the first (1st) day of each and every calendar month thereafter beginning _______________ (each a "Due Date") and continuing until December 31, 2004 ("Maturity Date"), on which day the entire unpaid balance of the principal sum hereof and interest thereon shall be due and payable. If a Due Date falls on a Saturday, Sunday or a holiday, then such Due Date shall be the next business day following such Due Date. All amounts of principal and interest payable hereunder shall be paid by Maker in immediately available funds by certified check. All payments shall be credited first to accrued but unpaid interest due under the Note, and second, to the reduction of the outstanding Principal Amount.

     4. Late Payment. In the event a Monthly Payment is not made by the 10th day of each month (unless such day is a Saturday, Sunday or a Holiday, in which case the date shall be the next business day), a late fee equal to Six Percent per annum (6%) of such Monthly Payment shall be assessed against Maker and become due and payable immediately.

     In the event a Monthly Payment is not made as of the 45th day following such Due Date, then the rate of interest on all accrued and unpaid interest and principal shall increase Two percentage points (2%) per annum above the Interest Rate ("Default Interest Rate") from the date of such Due Date, until all principal and interest is paid in full, which Default Interest Rate shall apply both before and after any judgment.

     5. Prepayments. Maker may prepay this Note in whole or in part at any time without penalty. Partial prepayments shall be credited (a) first toward accrued but unpaid interest due under this Note and (b) second toward the reduction of the outstanding Principal Amount.
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     6. Events of Default.  If one or more of the  following  events  (each,  an
"Event of Default") shall have occurred and be continuing:

                  (a) if Maker shall fail to pay any principal on this Note, or interest thereon, as of the 45th day following a Due Date;

                  (b) if Maker voluntary commences any bankruptcy or insolvency proceeding; or

                  (c) if any bankruptcy or insolvency proceeding involving Maker is commenced, provided, however, such Event of Default shall be deemed to have been cured if such proceeding is stayed, dismissed, bonded or vacated within 60 days of Maker's receipt of notice thereof;

then, Lender may at any time (unless all defaults shall theretofore have been remedied) at Lender's option, without notice to Maker or any other person, declare the entire principal and interest of the Note then remaining unpaid to be due and payable immediately and shall thereafter earn interest, both before and after judgment, at the Default Interest Rate. Any forbearance, failure or delay by Lender in exercising any right or remedy under this Note or otherwise available to Lender shall not be deemed to be a waiver of such right or remedy, nor shall any single or partial exercise of any right or remedy preclude the further exercise of such right or remedy.

     7. Other Provisions Relating to Interest and Charges. Notwithstanding any other provision contained in this Note or in any agreement, document or instrument related to the transaction which this Note is a part: (a) the rates of interest and charges and the payments provided for herein and therein shall in no event exceed the rates and charges and the payments which would result in interest being charged at a rate equaling the maximum allowed by law; and (b) if, for any reason whatsoever, the holder hereof ever receives as interest (or as a charge in the nature of interest) in connection with the transaction of which this Note is a part an amount which would result in interest being charged at a rate exceeding the maximum allowed by law, such amount or portion thereof as would otherwise be excessive interest shall automatically be applied toward reduction of the unpaid principal balance then outstanding hereunder. Any such amount shall not be applied toward payment of interest (or toward payment of a charge in the nature of interest).

     8. Costs. In the event that (a) any payment under this Note is not made at the time and in the manner required hereunder, (b) the holder hereof incurs any costs of collection or other costs reasonably necessary for the protection of the interest of Lender with respect to this Note, including reasonable attorney's fees, or (c) the holder hereof exercises its right to accelerate the maturity of the obligations hereunder, Maker agree to pay any and all costs and expenses (regardless of the particular nature thereof and whether incurred before or after the initiation of suit or before or after judgment) which may be incurred by the holder hereof in connection with the enforcement of any of its rights under this Note, including court costs and attorneys' fees.

     9. Waivers. Maker shall waive presentment by Lender for payment, demand, notice of dishonor and nonpayment of this Note, and consent to any and all extensions of time, renewals, waivers or modifications that may be granted by Lender with respect to the payment or other provisions of this Note, with or without substitution.

     10. Governing Law. This Note is delivered in the State of California and shall be governed by and construed in accordance with the laws of the State of California without reference to its choice of law rules.

     11.  Severability.  If for any reason one or more of the provisions of this

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Note or their  application  to any person or  circumstances  shall be held to be invalid, illegal or unenforceable in any respect or to any extent, such provisions shall nevertheless remain valid, legal and enforceable in all such other respects and to such extent as may be permissible. In addition, any such invalidity, illegality or unenforceability shall not affect any other provisions of this Note, but this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained therein.

     12. Successors and Assigns; Transferability. This Note inures to the benefit of Lender and binds Maker and their respective successors and assigns. This Note shall not be transferable or assignable, by operation of law or otherwise, by any Maker without the express written consent of Lender. Any transfer in violation of this provision shall be void ab initio. The Lender may assign this Note at any time without the consent of Maker. Following the effective date of any assignment by Lender, Lender shall provide Maker immediate notice of such assignment, which notice shall identify the assignee and provide the address and facsimile number of such assignee. Unless and until Maker receive a notice of an assignment, Maker shall be permitted to recognize the Lender as holders of the Note and shall not be liable for any payment made to Lender instead of the assignee of the Note. Following receipt of notice of an assignment of the Note, Maker shall recognize the assignee as Lender for all purposes under this Note.

     13. Captions. The captions or headings of the paragraphs in this Note are for convenience only and shall not control or affect the meaning or construction of any of the terms or provisions of this Note.

     14. Notice and Acknowledgment of Representative. All notices and other communications required or permitted hereunder shall be in writing and shall delivered to the address listed above.

     IN WITNESS WHEREOF, the undersigned have executed this Note on the date first written above.

                                      MAKER

                                      International DisplayWorks, Inc.,
                                      a Delaware corporation





                                      Stephen C. Kircher, Chairman & CEO